UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 1, 2014

Commission file number 1-13163
________________________
YUM! BRANDS, INC.
 (Exact name of registrant as specified in its charter)

North Carolina	13-3951308
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1441 Gardiner Lane, Louisville, Kentucky	40213
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (502) 874-8300

Former name or former address, if changed since last report:N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 1, 2014, YUM! Brands, Inc. (the “Company”) held its 2014 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the Company formally announced its CEO Succession Plan. As part of the Succession Plan, David C. Novak, the Company’s current Chairman of the Board and Chief Executive Officer has been appointed Executive Chairman of the Company, effective as of January 1, 2015, and Greg Creed, Chief Executive Officer of Taco Bell Corp., has been appointed Chief Executive Officer of the Company, effective as of January 1, 2015. Mr. Creed (56) who has been with the Company for 20 years, has served as Chief Executive Officer of Taco Bell since February 2011. Prior to that position, he served as President and Chief Concept Officer of Taco Bell beginning in December 2006. He served as the Company’s Chief Operations Officer from 2005 until November 2006. Additionally, the Succession Plan includes the formation of a new Office of the Chairman consisting of Mr. Novak, Sam Su, Vice Chairman and Chairman and Chief Executive Officer of Yum! Restaurants China, and Mr. Creed.

A copy of the press release announcing the above is attached as Exhibit 99.1.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 1, 2014, the Board of Directors of YUM! Brands, Inc. (the "Company") approved amendments to Article 6 of the Company’s Amended and Restated Bylaws (the "Bylaws"). As amended, the Bylaws provide that the Chief Executive Officer of the Company does not have to hold the position of either Chairman or President.  The amendments also include related, ancillary changes.

The foregoing summary of the amendments to the Bylaws is qualified in its entirety by reference to the text of the Company’s Bylaws, as amended and restated on May 1, 2014, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

The following is a brief description of each matter voted upon at YUM! Brands, Inc. (the “Company”) Annual Meeting of Shareholders held on May 1, 2014, as well as the number of votes cast for or against each matter and the number of abstentions and broker non-votes with respect to each matter.

1.The election of the following directors, who will serve until their respective successors are elected and qualified or until their earlier death or resignation:

Director	For	Against	Abstain	Broker non-votes
Michael J. Cavanagh	308,264,062	2,272,206	1,916,535	53,337,637
David W. Dorman	306,413,082	4,120,668	1,919,053	53,337,637
Massimo Ferragamo	307,329,622	3,182,217	1,940,964	53,337,637
Mirian M. Graddick-Weir	308,614,333	1,339,018	2,499,452	53,337,637
Bonnie G. Hill	305,583,576	4,386,224	2,483,003	53,337,637
Jonathan S. Linen	309,104,528	837,324	2,510,951	53,337,637
Thomas C. Nelson	309,270,935	678,904	2,502,964	53,337,637
David C. Novak	302,921,216	7,061,470	2,470,117	53,337,637
Thomas M. Ryan	306,839,986	3,689,012	1,923,805	53,337,637
Jing-Shyh S. Su	309,108,519	1,898,434	1,445,850	53,337,637
Robert D. Walter	308,297,723	2,176,604	1,978,476	53,337,637

2.The proposal to ratify the appointment of KPMG LLP as the Company's independent auditor for 2014 was approved based upon the following votes:

Votes for approval	362,261,864
Votes against	1,808,338
Abstentions	1,720,238
There were no broker non-votes for this item.

3.The proposal to approve, by non-binding advisory vote, the compensation of the Company's named executive officers was approved based upon the following votes:

Votes for approval	296,412,123
Votes against	13,936,787
Abstentions	2,103,893
Broker non-votes	53,337,637

4.The proposal to re-approve the performance measures available under the YUM! Brands, Inc. Executive Incentive Compensation Plan was approved based upon the following votes:

Votes for approval	304,014,005
Votes against	6,380,711
Abstentions	2,058,087
Broker non-votes	53,337,637

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits
3.1	Bylaws of YUM! Brands, Inc., amended and restated as of May 1, 2014
99.1	Press Release dated May 1, 2014 from YUM! Brands, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM! BRANDS, INC.
(Registrant)

Date:	May 6, 2014	/s/ John P. Daly
Vice President and
Associate General Counsel